EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biocurex, Inc.
7080 River Road, Suite 215
Richmond, British Columbia V6X 1X5

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (No. 333-174613) of Biocurex, Inc. of our report dated March 29, 2011 relating to the consolidated financial statements, which appear in this Form 10-K.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Manning Elliot LLP
Vancover, British Columbia

March 30, 2012